UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

JAGGED PEAK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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JAGGED PEAK, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, August 28, 2008

Notice hereby is given that the Annual Meeting of Shareholders of Jagged Peak, Inc., a Nevada corporation, will be held on Thursday, August 28, 2008, at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s executive office, located at 3000 Bayport Drive, Suite 250, Tampa, FL 33607, for the following purpose:

1. To elect four Directors to serve until the Annual Meeting in 2009, and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

2. Adoption of the Amended and Restated Jagged Peak, Inc. 2005 Stock Incentive Plan; and

3. To transact such other business as properly may come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2007 Annual Report of the Company is enclosed. Shareholders of record at the close of business on July 11, 2008, are entitled to receive notice of and to vote at the Meeting and any adjournment thereof.

All shareholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire.

If your shares are held in street name by a brokerage, your broker will supply you with a proxy to be returned to the brokerage. It is important that you return the form to the brokerage as quickly as possible so that the brokerage may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

By Order of the Board of Directors,

Dan Furlong
Secretary

Tampa, Florida

July 28, 2008

JAGGED PEAK, INC.

3000 Bayport Drive, Suite 250,

Tampa, FL

33607

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors of Jagged Peak, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2008 Annual Meeting of Shareholders, which will be held on Thursday, August 28, 2008 at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s executive office located at 3000 Bayport Drive, Suite 250, Tampa, FL 33607 (the “Meeting”).

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy first has been mailed to shareholders is July 28, 2008.

The close of business on July 11, 2008, has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of July 11, 2008, 14,652,594 shares of the Company’s Common Stock, par value $.001 per share, were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on July 11, 2008, on all matters that come before the Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). Abstentions and broker non-votes are not counted in determining whether a proposal has been approved.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of four members. Directors hold their positions until the annual meeting of shareholders in the year in which their terms expire, and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The Board of Directors has nominated all four current Directors as nominees to stand for reelection to the Board at the Meeting. If reelected each Director will serve until the Company’s annual meeting in 2009, and until his or her successor shall be duly elected and qualified or until his earlier resignation, removal from office or death.

Biographical information for the four nominees for Director is set forth below under “Directors and Executive Officers.”

Shareholders may vote for up to four nominees for the Directors who will serve until the Company’s annual meeting in 2009. If a quorum is present at the meeting, Directors will be elected by a plurality of the votes cast. Shareholders may vote cumulatively in the election of Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Paul Demirdjian, and Vince Fabrizzi, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

The Board of Directors unanimously recommends that you vote “FOR” Messrs. Demirdjian, Fabrizzi, and Furlong, and Ms. Demirdjian, to serve until the Company’s annual meeting in 2009, and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death. Executed proxies in the accompanying form will be voted at the Meeting in favor of the election as directors of the nominees named above, unless authority to do so is withheld.

GOVERNANCE OF THE COMPANY

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s Directors and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Paul Demirdjian	47	Chairman of the Board, Director and Chief Executive Officer

Vincent Fabrizzi	50	Senior Vice President, Chief Sales and Marketing Officer, and Director

Daniel Furlong	60	Chief Operations Officer and Director

Andrew J. Norstrud	34	Chief Financial Officer

Primrose Demirdjian	48	Director

Paul Demirdjian – Chief Executive Officer, Director

Mr. Demirdjian has over twenty years of experience in senior management, including executive positions of Senior Vice President of Operations, Chief Information Officer and Director for over ten years at Davel Communications, a publicly held telecom company operating private payphones, operator services, and long distance services. Mr. Demirdjian is in the process of applying for patents on a number of e-business methodologies and has written numerous articles published in Public Communications Magazine. Paul Demirdjian has served on the Board since the inception of Jagged Peak in 2000 and is married to Primrose Demirdjian, another member of the Board. Mr. Demirdjian attended the University of South Florida where he studied engineering Technology. He is a member of the Engineering Honor Society (Tau Alpha Pi).

Vince Fabrizzi – Chief Sales and Marketing Officer, Director

Prior to joining Jagged Peak Mr. Fabrizzi was Chief Executive Officer and Co-Founder of Compass Marketing Services, a logistics services, warehouse management, and fulfillment services company. Previously, Mr. Fabrizzi co-founded Paradigm Communications in 1989 with Mr. Furlong, and together over the next eight years they built the company into one of the Southeast’s largest nationally recognized advertising agencies with over 160 employees, $60 million in revenues and an impressive list of Fortune 500 clients. Prior to co-founding Paradigm, Mr. Fabrizzi was a Vice President and Partner at FKQ Advertising. Vince Fabrizzi has served on the Board since the inception of Jagged Peak in 2000. Mr. Fabrizzi holds a B.S. in Mechanical Engineering from West Virginia University.

Dan Furlong – Chief Operating Officer, Director

Prior to joining Jagged Peak, Mr. Furlong was President and Co-Founder with Mr. Fabrizzi of both Compass Marketing Services and Paradigm Communications. Previously, Mr. Furlong was Vice President of Marketing for Dollar Rent-A-Car of Florida – the largest Dollar Rent-A-Car franchise in the country. During his tenure, business at the Florida division increased ten-fold. Mr. Furlong has served as an officer and a board member since the inception of Jagged Peak in 2000. Mr. Furlong graduated from the University of Wyoming with both undergraduate and graduate degrees in Accounting.

Andrew J. Norstrud – Chief Financial Officer

Mr. Norstrud joined Jagged Peak in October of 2005 from Segmentz, Inc., where he served as Chief Financial Officer, and played an instrumental role in the company achieving its strategic goals by pursuing and attaining growth initiatives, building an exceptional financial team, completing and integrating strategic acquisitions and implementing the structure required of public companies. Previously, Mr. Norstrud has worked for Grant Thornton LLP, Norco Accounting and Consulting, Aerosonic and PricewaterhouseCoopers LLP and has extensive experience with young, rapid growth public companies. Mr. Norstrud earned a Master of Accounting with a systems emphasis from the University of Florida and is a Florida licensed Certified Public Accountant.

Primrose Demirdjian – Director

Primrose Demirdjian is focused on expanding the international arm of Jagged Peak as well as serving as the Company’s Public Relations Director. She currently serves on the board of the Tampa Bay International Business Council and serves the Greater Tampa Chamber of Commerce’s Committee of One Hundred’s international committees. In addition, she serves the Children’s Cancer Research Group at St. Joseph’s Children’s Hospital and is a trustee for Academy at the Lakes, a K-12 independent school. Prior to her tenure as president and co-founder of IBIS (June 1996), an Internet-related company, Mrs. Demirdjian was employed by GTE Data Services, Inc. where she held various administrative and technical positions. Primrose Demirdjian is married to Paul Demirdjian, the CEO of the Company. Mrs. Demirdjian has served as a board member since the inception of Jagged Peak in 2000. Mrs. Demirdjian holds a Bachelor of Science in Management Information Systems from Nova Southeastern University of Florida.

Independence of Directors

The Company’s common stock is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. None of the Company’s Directors are independent under the definitions set out in NASDAQ Rule 4200(a)(15). NASDAQ Rule 4200(a)(15) states that a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Except for Paul and Primrose Demirdjian, who are married, no director or executive officer is related to any other of our directors or executive officers, and there are no arrangements or understandings between a director and any other person that such person will be elected as a director.

The Board of Directors has the standing committees listed below.

Audit Committee.

The Audit Committee consists of the entire Board. The Audit Committee is not comprised entirely of independent directors, as defined by Nasdaq Rule 4200(a)(15) and as required by Nasdaq Rule 4350(d)(2). However, because our stock is listed only on the OTC Bulletin Board, which does not have rules regarding the independence of audit committee members, our Audit Committee is not required to be composed entirely of independent directors. The Audit Committee reviews the results and scope of the audit and other services provided by the Company’s independent auditors and reviews and evaluates the Company’s internal control functions. As an advisory function of the committee, members also participate in financings and review budgets versus historical results throughout the year. The Audit Committee met four times during 2007. The Board of Directors determined that Dan Furlong qualifies as an audit committee financial expert as defined under the regulations of the Securities and Exchange Commission. Paul Demirdjian serves as Chair of the Audit Committee.

The Audit Committee is governed by a written charter approved by the Board of Directors. The charter is available on the Corporate Governance page of our Web site www.jaggedpeak.com and from the Company upon written request sent to the Corporate Secretary, 3000 Bayport Drive, Suite 250, Tampa, FL 33607.

Compensation Committee.

The Compensation Committee consists of the entire Board. The Compensation Committee reviews, approves and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, administers the Company’s restricted stock and stock option plans and carries out the responsibilities required by the rules of the Securities and Exchange Commission. The Committee met four times during 2007. The Compensation Committee is not governed by a written charter.

Nominating Committee.

Our Board of Directors has no nominating committee. Instead, the entire Board, acting by majority vote, recommends nominees for director. The Board does not currently have a charter with regard to the nomination process.

Director Participation and Relationships

The Board of Directors held four meetings during 2007. Each Director attended at least 75% of the meetings of the Board and of each committee of which he or she was a member in 2007.

The Board of Directors, in July 2008, adopted a policy stating that it is in the best interests of the Company that all Directors and nominees for Director attend each annual meeting of the shareholders of the Company. The policy provides that the Board, in selecting a date for the annual shareholders meeting, will use its best efforts to schedule the meeting at a time and place that will allow all Directors and nominees for election as Directors at such meeting to attend the meeting. The policy further provides that an unexcused absence under the policy should be considered by the Board in determining whether to nominate a Director for re-election at the end of his or her term of office.

Compensation Committee Interlocks and Insider Participation

The following members of the Compensation Committee served as officers of the Company during the fiscal year ending December 28, 2007: Messrs. Demirdjian, Chief Executive Officer; Fabrizzi, Senior Vice President, Chief Sales and Marketing Officer; and Furlong, Chief Operating Officer.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company, and to file copies of such reports with us. To the Company’s knowledge, based solely upon a review of the copies of such reports filed with us, all of them complied with the Section 16(a) filing requirements in 2007.

Communications with the Board of Directors

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Jagged Peak, Inc., 3000 Bayport Drive, Suite 250, Tampa, FL 33607. Under the process for such communications established by the Board of Directors, the Chairman of the Board reviews all such correspondence and regularly forwards it, or a summary of the correspondence, to all of the other members of the Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Additionally, correspondence that, in the opinion of the Chairman, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is forwarded to the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To ensure that the Company has adequate near-term liquidity, the officers of the Company have loaned the Company short-term capital. In most cases the loans are for less than 30 days and no interest is expensed or paid to the officers. No loans were made during 2007 and during 2006 there were less than $200,000 of total transactions. No amounts were owed to officers by the Company at December 28, 2007 or December 29, 2006. The Company has contracted with Norco Accounting and Consulting Inc. (“Norco”) to provide accounting and consulting services. The Company spent approximately $36,300 and $9,600 for the 52-week periods ended December 28, 2007, and December 29, 2006, respectively. Norco is 50% owned by Andrew J. Norstrud, who joined the Company in October 2005 as its Chief Financial Officer. The Company no longer uses Norco for consulting; however, it occasionally uses Norco for temporary accounting staffing needs under the contract signed prior to the time Mr. Norstrud joined the Company. The above related party transactions are not necessarily indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent parties. The Board must approve all transactions in which an officer or Director, or any member of such person’s family, may have a personal interest.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Pender Newkirk & Company LLP (“PNC”) to report upon the financial statements of the Company for the year ended December 28, 2007. Those audited financial statements are included in the Company’s annual report to shareholders that has been provided to the shareholders along with this Proxy Statement. As of the date of this Proxy Statement, the Audit Committee had not engaged an auditor to audit and report on the financial statements of the Company for the year ended December 26, 2008. The Audit Committee anticipates that it will engage PNC for such audit work; however, it and PNC have not reached agreement on fees for such work. It is expected that a representative from PNC will be in attendance at the Meeting. Such representative will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance.

Audit Fees

	Pender Newkirk & Company LLP
	2007	2006
Audit Fees (1)	$69,400	$60,800
Audit Related Fees	—	—
Tax Fees (2)	$9,000	$19,500
All Other Fees	—	—

(1)	The Company incurred aggregate audit fees of $69,400 and $60,800 to Pender Newkirk & Company LLP during fiscal years 2007 and 2006 respectively. These fees were for professional services rendered for the audit of the Company’s financial statements, the reviews of the financial statements included in the Company’s Forms 10-QSB and Forms 8-K for fiscal years 2007 and 2006, respectively.
(2)	The Company incurred aggregate tax fees of $9,000 and $19,500 to Pender Newkirk & Company LLP during fiscal years 2007 and 2006 respectively. These fees were for professional services rendered in filing the Company’s state and federal tax returns.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee has been given the authority to grant pre-approvals, and each such pre-approval is then submitted to the full Committee at the next meeting for consideration and approval.

AUDIT COMMITTEE REPORT

The following report shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference, or to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and an evaluation of management’s assessment of the effectiveness of internal control over financial reporting in accordance with auditing standards established by the Public Company Accounting Oversight Board and to issue reports thereon. The primary purpose of the Audit Committee is to oversee the Company’s financial reporting activities, as more fully described on page 4 of this Proxy Statement. The Audit Committee selects the Company’s independent accountants and meets regularly with them to review and approve the scope of their audit, report, recommendations and fees. The Audit Committee met four times during 2007.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 28, 2007, with the Company’s management and with Pender Newkirk & Company LLP (“PNC”), the Company’s independent accountants. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also reviewed and discussed with the Company’s management PNC management’s report and assessment, and PNC’s report and attestation, on the effectiveness of the Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act as of December 28, 2007. The Audit Committee has discussed with PNC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

AUDIT COMMITTEE

Paul Demirdjian

Vince Fabrizzi

Dan Furlong

Primrose Demirdjian

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us, as of July 11, 2008, relating to the beneficial ownership of shares of common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

•	each of the Company’s Directors;

•	each of the Company’s executive officers; and

•	all executive officers and Directors as a group.

Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) and that can be acquired by him within 60 days from the date of this Proxy Statement, including upon the exercise of options, warrants or convertible securities. The Company determined a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of the date of this Schedule 14A filing, have been exercised or converted. Except with respect to beneficial ownership of shares attributed to the named person, the following table does not give effect to the issuance of shares in the event outstanding common stock purchase warrants are exercised. The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Jagged Peak, Inc., 3000 Bayport Drive, Suite 250, Tampa, FL, 33607.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Paul Demirdjian and Primrose Demirdjian (1)	5,455,084	30%
Dan Furlong (2)	3,310,077	18%
Vince Fabrizzi (3)	3,310,077	18%
Andrew J. Norstrud (4)	440,000	2%
Laurus Master Fund Ltd (5)	1,910,289	10%*
Executive Officers, Directors and others (as a group of 5)	12,515,238	67%

(1)	Mr. Demirdjian is the Company’s Chairman, Chief Executive Officer and a Director. Mrs. Demirdjian is a director of the Company. All shares are held jointly with Primrose Demirdjian and include 100,000 shares underlying common stock purchase options exercisable at $1.10 per share, 180,000 shares underlying common stock purchase warrants exercisable at $.77 per share, 25,000 shares underlying common stock purchase warrants exercisable at $2.00 per share and 250,000 shares underlying common stock purchase warrants exercisable at $0.55 per share.
(2)	Mr. Furlong is the Company’s Chief Operating Officer and a Director. Includes 443,529 shares underlying common stock purchase options exercisable between $.01 per share and $1.10 per share.
(3)	Mr. Fabrizzi is the Company’s Chief Sales and Marketing Officer and a Director. Includes 443,529 shares underlying common stock purchase options exercisable between $.01 per share and $1.10 per share.
(4)	Mr. Norstrud is the Company’s Chief Financial Officer and a Director. Includes 400,000 shares underlying common stock purchase options exercisable between $0.55 per share and $1.00 per share.
(5)	Laurus Master Fund Ltd is an unrelated party to the Company with an address of PO Box 309 GT, Ugland House, George Town South Church Street, Grand Cayman, Cayman islands; includes 3,722 shares of common stock underlying warrants exercisable at $0.01, 677,757 common shares and a portion of the shares underlying a $2,000,000 convertible Note as the Note contains a conversion limitation of 9.99% of the then outstanding common shares. The limitation can be waived by the Holder upon provision of no less than sixty-one (61) days prior notice to the Company and shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default.
*	Actually 9.99%

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

The Compensation Committee of the Board of Directors is currently composed of all four Directors, none of whom are independent.

The Company is engaged in highly competitive businesses and competes nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to our success. The Company’s objective is to provide a competitive compensation and work environment that helps attract, retain, and motivate the highly skilled people the Company requires. The Company strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives and overall financial performance, both current and long-term.

The Company’s compensation program is based on the philosophy that the total cash compensation should vary with the performance of both the individual and the Company and any long-term incentive should be closely aligned with the interest of the stockholders. There are two cash components of the executives’ salary, a base salary and a bonus structure that compensates the executive for both their individual performance and the overall Company performance.

Long-term incentives are generally realized through the granting of stock options to executives and key employees. We have also granted certain non-qualified options to our executive officers. The Company implemented an employee stock ownership plan in 2007 for the benefit of its employees. At this time, the Company has no other long-term incentive plans for our officers and employees.

Stock Options

Stock options are granted to aid in the retention of executive and key employees and to align the interests of executive and key employees with those of the stockholders. The level of stock options granted (i.e., the number of shares subject to each stock option grant) is based on the employee’s ability to impact future corporate results. An employee’s ability to impact future corporate results depends on the level and amount of job responsibility of the individual. Therefore, the level of stock options granted is proportional to the Company’s evaluation of each employee’s job responsibility. Stock options are granted at a price not less than the fair market value on the date granted.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Paul Demirdjian

Vince Fabrizzi

Dan Furlong

Primrose Demirdjian

Summary Compensation Table

The following table sets forth a summary of the compensation paid for the three fiscal years ended December 28, 2007 to or for the benefit of the Company’s Chief Executive Officer, Chief Financial Officer and other named executives that are considered the Company’s most highly compensated whose total annual salary and bonus compensation exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION

Summary Compensation Table

Name Principal Positions	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(a)		All Other Compensation ($)	Total ($)
Paul Demirdjian Chairman and Chief Executive Officer	2007 2006 2005	208,500 161,000 221,000	35,000 65,000 —	— — —	— 92,500 100,200	[3] [1]	— — —	243,500 318,500 321,200
Vince Fabrizzi Chief Sales and Marketing Officer	2007 2006 2005	198,500 160,000 211,000	35,000 55,000 —	— — —	— 92,500 113,200	[2] [3]	— — —	233,500 307,500 324,200
Dan Furlong Chief Operations Officer	2007 2006¹ 2005	198,500 160,000 211,000	35,000 55,000 —	— — —	— 92,500 113,200²	[4]	— — —	233,500 307,500 324,200
Andrew J. Norstrud[5] Chief Financial Officer	2007 2006² 2005	191,600 149,000 42,300	35,000 55,000 —	— — —	— 92,500³ 106,800	[6]	— — —	226,600 296,500 149,100

[1]	100,000 at strike price of $1.10 per share and 90,000 at strike price of $.77 per share, both vested immediately and expire five years from date of grant.
[2]	100,000 at strike price of $1.10 per share and 90,000 at strike price of $.77 per share, both vested immediately and expire five years from date of grant.
[3]	100,000 at strike price of $1.10 per share and 120,000 at strike price of $.77 per share, both vested immediately and expire five years from date of grant.
[4]	200,000 at strike price of $0.55 per share, vested immediately, expire five years from date of grant and are not part of any approved stock option plan.
[5]	Mr. Norstrud joined the Company in October of 2005.
[6]	100.000 at strike price of $1.10 per share and 120,000 at strike price of $.77 per share, both vested immediately and expire five years from date of grant.
a.	Reflects the grant date fair value calculated in accordance with FAS 123(R). The following assumptions were used for the years ended December 29, 2006 and December 30, 2005 (1) risk-free interest rate of between 4.87% and 3.62% (2) no dividend yield, (3) expected lives of 5.0 years, and (4) volatility of between 120% and 75%. Results may vary depending on the assumptions applied within the model. Compensation expense recognized in providing pro forma disclosures may not be representative of the effects on net income for future years.

GRANTS OF PLAN-BASED AWARDS

During 2007, no options were granted to our Chief Executive Officer, Chief Financial Officer or other named executives.

During 2007, the board voted to issue a total of one hundred and fifty thousand options (150,000) to other employees other than named executives or directors. The exercise price was approximately $0.50 per share. The options primarily have a five-year term and vest over a two-year period and are exercisable only while the employee is employed with the Company. There was only one grant of 150,000 options during the year.

STOCK OPTION PLANS

The Company’s 2005 Stock Incentive Plan (“the Plan”) authorizes the Board of Directors the authority to grant up to 2,000,000 options to key employees, officers, directors, and consultants. The aggregate fair market value of grants to one individual shall not exceed $100,000 during any one calendar year for grants of both incentive stock options and non-qualified stock options. Options granted under the Plan must be exercised within ten years of the date of grant. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Board of Directors, but with regards to Incentive Stock Options, shall not be less than the Fair Market Value of one share of Common Stock on the Date of Grant. The Option Price for Nonstatutory Options may be less than the Fair Market Value of Common Stock on the Date of Grant only if the Committee determines that special circumstances warrant a lower exercise price.

The Company’s 2000 Stock Incentive Plan authorizes up to 100,000 shares of common stock to any employee or Consultant during any one calendar year for grants of both incentive stock options and non-qualified stock options to key employees, officers, directors, and consultants. Options granted under the Plan must be exercised within ten years of the date of grant. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Board of Directors, but shall in no event be less than the par value of Common Stock. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Board of Directors, but with regard to Incentive Stock Options, shall not be less than the Fair Market Value of one share of Common Stock on the Date of Grant. The Option Price for Nonstatutory Options may be less than the Fair Market Value of Common Stock on the Date of Grant only if the Committee determines that special circumstances warrant a lower exercise price.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price (#)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That have Not Vested ($)
Paul Demirdjan, CEO (1)	390,000	—	0.74	5 years from grant	—	—
Vince Fabrizzi, CSMO (2)	443,529	—	0.70	5 years from grant	—	—
Dan Furlong, COO (3)	443,529	—	0.70	5 years from grant	—	—
Andrew J. Norstrud, CFO (4)	400,000	—	0.71	5 years from grant	—	—

(1)	Consists of a grant made on October 7, 2005 for 90,000 options at a strike price of $0.77 that expire October 7, 2010; a grant made on December 29, 2005 for 100,000 options with a strike price of $1.10 that expire December 29, 2010; and a grant made on December 27, 2006 for 200,000 option at a strike price of $0.55 that expire December 27, 2011.
(2)	Consists of a grant made on August 22, 2000 for 7,842 at a strike price of $0.01 that expire January 1, 2010; a grant made on August 22, 2000 for 15,687 at a strike price of $0.01 that expire January 1, 2010; a grant made on October 7, 2005 for 120,000 options at a strike price of $0.77 that expire October 7, 2010; a grant made on December 29, 2005 for 100,000 options with a strike price of $1.10 that expire December 29, 2010; and a grant made on December 27, 2006 for 200,000 option at a strike price of $0.55 that expire December 27, 2011.
(3)	Consists of a grant made on August 22, 2000 for 7,842 at a strike price of $0.01 that expire January 1, 2010; a grant made on August 22, 2000 for 15,687 at a strike price of $0.01 that expire January 1, 2010; a grant made on October 7, 2005 for 120,000 options at a strike price of $0.77 that expire October 7, 2010; a grant made on December 29, 2005 for 100,000 options with a strike price of $1.10 that expire December 29, 2010; and a grant made on December 27, 2006 for 200,000 option at a strike price of $0.55 that expire December 27, 2011.
(4)	Consists of a grant made on October 7, 2005 for 100,000 options at a strike price of $0.75 that expire October 7, 2010; a grant made on December 29, 2005 for 100,000 options with a strike price of $1.00 that expire December 29, 2010; and a grant made on December 27, 2006 for 200,000 option at a strike price of $0.55 that expire December 27, 2011.

OPTION EXERCISES AND HOLDINGS

The following table contains information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 28, 2007, by the Company’s Chief Executive Officer and other named executive officers who earned more than $100,000 during the fiscal year ended December 28, 2007 (the bid price of the Company’s stock was $0.30 as reported on the Over-The-Counter Bulletin Board on December 28, 2007).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at December 28, 2007		Value of Unexercised In-the-Money Options at December 28, 2007
Name and Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul Demirdjian, CEO	0	0	390,000	0	$0	$0
Vince Fabrizzi, CSMO	0	0	443,529	0	$6,800	$0
Dan Furlong, COO	0	0	443,529	0	$6,800	$0
Andrew J. Norstrud, CFO	0	0	400,00	0	$0	$0

DIRECTOR COMPENSATION

Directors who are also employees receive no compensation for serving on the Board. The Company’s non-employee Directors may receive options to purchase shares of common stock at the market price on the date they are granted, and are entitled to reimbursement of expenses incurred consequential to their service. The Company paid no compensation to any non-employee Directors during the last fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 28, 2007, with respect to the Company’s stock option plans under which common stock is authorized for issuance, as well as information regarding other compensatory options granted outside of the Company’s stock option plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Equity compensation plan related to 2005 stock option plan that is not approved by shareholders	1,178,529	$0.96	821,471
Equity compensation plans not related to a stock option plan	800,000	$0.55	—
Equity compensation related to the 2000 stock option plan and other warrants approved by shareholders	170,587	$0.58	—
Total	2,149,116	$0.78	821,471

The Company’s 2005 Stock Incentive Plan (“the Plan”) authorizes the Board of Directors the authority to grant up to 2,000,000 options to key employees, officers, directors, and consultants. The aggregate fair market value of grants to one individual shall not exceed $100,000 during any one calendar year for grants of both incentive stock options and non-qualified stock options. Options granted under the Plan must be exercised within ten years of the date of grant. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Board of Directors, but shall in no event be less than the fair market value of the Common Stock. The Option Price for Incentive Stock Options shall not be less than the Fair Market Value of one share of Common Stock on the Date of Grant. The Option Price for Nonstatutory Options may be less than the Fair Market Value of Common Stock on the Date of Grant only if the Committee determines that special circumstances warrant a lower exercise price.

The Company’s 2000 Stock Incentive Plan authorizes up to 100,000 shares of common stock to any employee or Consultant during any one calendar year for grants of both incentive stock options and non-qualified stock options to key employees, officers, directors, and consultants. Options granted under the Plan must be exercised within ten years of the date of grant. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Board of Directors, but shall in no event be less than the par value of Common Stock. The Option Price for Incentive Stock Options shall not be less than the Fair Market Value of one share of Common Stock on the Date of Grant. The Option Price for Nonstatutory Options may be less than the Fair Market Value of Common Stock on the Date of Grant only if the Committee determines that special circumstances warrant a lower exercise price.

PROPOSAL 2

ADOPTION OF THE AMENDED AND RESTATED JAGGED PEAK, INC. 2005 STOCK

INCENTIVE PLAN

At its meeting on July 9, 2008, the Board of Directors approved and adopted the Amended and Restated Jagged Peak, Inc. 2005 Stock Incentive Plan (the “Plan”), subject to approval by a majority of the shares represented, in person or by proxy, at the Meeting. Set forth below is a summary of the terms of the Plan, a copy of which is attached to this Proxy Statement as Appendix A.

THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN. IN CASE OF ANY CONFLICT BETWEEN THIS SUMMARY AND THE ACTUAL TEXT OF THE PLAN, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT, THE TERMS OF THE PLAN CONTROL.

Purpose. The Plan authorizes the Board and the Company’s compensation committee to grant options to purchase shares of the Company’s common stock to Directors, consultants and employees of the Company and its subsidiaries. The purposes of the Plan are to enable the company to attract and retain qualified persons to serve as Directors, consultants and employees and to align the interests of such persons with the interests of shareholders by giving them a personal interest in the value of the Company’s common stock.

Shares Subject to the Plan; Term. The Company may issue up to 5,000,000 shares of common stock to participants in the Plan. No person may receive in any year options to purchase more than 500,000 shares of common stock. The Plan has a term of ten (10) years from its effective date of October 7, 2005.

Incentive Stock Options and Nonstatutory Options. Options granted to eligible employees under the Plan may be options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or options that are not intended to so qualify, referred to as “nonstatutory options.”

Exercise Price; Exercise of the Option. If the option is designated as an incentive stock option, the purchase price of the common stock that is the subject of such option may be not less than the fair market value of the common stock on the date the option is granted. Additionally, no incentive stock option may be granted to any employee, who, at the time of such grant, owns more than 10% of the stock of the Company, unless at the time such option is granted the exercise price is at least 110% of the fair market value of the common stock and the term of the option is for five years or less. If the option is a nonstatutory option, the purchase price may be equal to or less than the fair market value of the common stock on the date the option is granted, as the Board of Directors shall determine.

No options may be exercised more than 10 years from the date of grant. Unless the Board of Directors determines that another vesting schedule should apply and includes that vesting schedule in the participant’s grant agreement, any option granted under the Plan shall vest in equal annual installments over a period of 5 years.

Subject to any further restrictions contained in the written stock option agreement between the participant and the Company, in the event that a participant who is an employee shall cease to be employed by the Company, whether voluntarily or involuntarily, or, in the event that a participant who is a director but not an employee shall cease to serve as a director, for any reason other than termination for “cause,” the participant’s death or permanent or total disability, all of the participant’s rights to further exercise of his or her options will expire at the time specified by the committee in his or her stock option agreement, or, for those options intended to be incentive stock options, as of a date no later than 90 days from the date the employment of the participant is terminated; provided, however, that no option shall be exercisable after the expiration of ten years from the date such option is granted. If the participant is terminated for “cause” his or her options shall be terminated immediately on the date of termination.

In the event of the death of a participant while employed by (or serving as a consultant or Director of) the Company, his or her option may be exercised (to the extent that the participant was entitled to do so at the date of his or her death) by his or her personal representative or by any person or persons who shall have acquired the option directly from the participant by will or by the laws of descent and distribution at any time within 1 year after the date of his or her death.

The exercise price is payable in (i) cash, (ii) delivery to the Company of shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the day immediately preceding the date of exercise, or (iii) a combination of any of the above equal to the Option Price for the shares.

Transferability. No option granted under the Plan is transferable by a participant except by will or the laws of descent and distribution. Options may not be exercised during a participant’s lifetime except by the participant or, in the event of the participant’s incapacity, by the participant’s guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and court supervision.

Federal Income Tax Considerations

Incentive Stock Options. Under current federal tax law, the holder of an option that qualifies as an incentive stock option under Section 422 of the Code generally does not recognize income for federal income tax purposes at the time of the grant or exercise of an incentive stock option (but the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax). The optionee generally will be entitled to long-term capital gain treatment upon the sale of shares acquired pursuant to the exercise of an incentive stock option if the shares have been held for more than two years from the date of grant of the option and for more than one year after exercise, and the Company will not be entitled to any deduction for federal income tax purposes. If the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise (or, if less, the amount realized on disposition of the underlying stock) exceeds the applicable exercise price and a corresponding deduction will be allowed to the Company.

Nonqualified Stock Options. Under current federal tax law, an optionee does not recognize income for federal income tax purposes upon the grant of a nonqualified stock option but must recognize ordinary income upon exercise to the extent of the excess of the fair market value of the underlying shares on the date of exercise over the exercise price of the option. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. A subsequent disposition of the shares acquired pursuant to the exercise of a nonqualified option typically will give rise to capital gain or loss to the extent the amount realized for the sale differs from the fair market value of the shares on the date of exercise. This capital gain or loss will be long-term gain or loss if the shares sold had been held for more than one year after the date of exercise.

Withholding Taxes. The Company has the right to require participants exercising nonstatutory options to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of common stock acquired under the options. If an optionee sells, transfers, assigns or otherwise disposes of shares of common stock acquired upon the exercise of an incentive stock option within two years after the date on which the option was granted or within one year after the receipt of the shares of common stock by the optionee, the optionee is required to promptly notify the Company of such disposition and the Company has the right to require the optionee to remit to the Company the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Company by reason of such disposition.

Administration. The Board of Directors has authority to supervise, administer and interpret the Plan, which authority it may delegate to a Compensation Committee consisting of at least two members of the Board of Directors. The Board’s authority includes, but is not limited to, the authority to (i) grant options or restricted stock awards to officers, employees, directors and consultants of the Company and its subsidiaries, as provided for in this Plan; (ii) prescribe such limitations, restrictions and conditions upon any such awards as the Board of Directors shall deem appropriate; (iii) determine the periods during which options may be exercised and to accelerate the exercisability of outstanding options or the vesting of restricted stock awards, as it may deem appropriate; (iv) modify, cancel, or replace any prior options or restricted stock awards and to amend the grant agreements with the consent of the affected participants, including amending such agreements to amend vesting schedules or increase the option price for options, as it may deem to be necessary; and (v) interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. The determination of the committee shall be made in accordance with its judgment as to the best interests of the Company and its shareholders and in accordance with the purposes of the Plan. The committee’s determination in all cases arising under the Plan shall be final, conclusive and binding unless otherwise determined by the Board of Directors.

Amendment and Termination. The Plan may be amended from time to time by the Board of Directors in such respects as it deems advisable. Further approval by the shareholders of the Company will be required for any amendment that would (i) increase the aggregate number of shares of common stock which may be issued under the Plan, (ii) extend the term of the Plan, or (iii) extend the period during which an option may be exercised beyond ten years. The termination or amendment of this Plan shall not, without the consent of the affected Participant, affect such Participant’s rights under an award previously granted. No amendment may change the Plan so as to cause any option intended to be an incentive stock option to fail to meet the Internal Revenue Code requirements for an incentive stock option. No amendment may change any rights an option holder may have under any outstanding option without the written consent of the holder of the option. The Board may at any time terminate or discontinue the Plan.

The Board of Directors has unanimously approved the Amended and Restated Jagged Peak, Inc. 2005 Stock Incentive Plan and recommends that you vote “FOR” the Plan.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR THE 2009 PROXY STATEMENT

AND PRESENTATION AT THE 2009 ANNUAL MEETING

Under SEC Rule 14a-8, in order for a shareholder proposal to be included in the Company’s Proxy Statement for the 2009 Annual Meeting, and under the Company’s Bylaws, for a matter to be considered at such meeting (other than the election of Directors), the shareholder proposal, together with certain other information specified in the Bylaws, must be submitted no later than March 30, 2009. Accordingly, notice to the Company of a shareholder proposal submitted after March 30, 2009, will be considered untimely, and the matter will not be considered at the 2009 Annual Meeting.

Shareholder proposals should be submitted in writing to Dan Furlong, Secretary, at 3000 Bayport Drive, Suite 250, Tampa, FL 33607. A copy of the Company’s Bylaws will be provided upon request in writing to the Secretary.

By Order of the Board of Directors,

Dan Furlong
Secretary

Tampa, Florida

July 28, 2008

JAGGED PEAK, INC.

3000 Bayport Drive, Suite 250

Tampa, FL 33607

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 28, 2008.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, having received notice of the Annual Meeting of Shareholders of Jagged Peak, Inc. to be held at 10:00 a.m., Eastern Daylight Savings Time, on Thursday, August 28, 2008, hereby designates and appoints Paul Demirdjian, and Vince Fabrizzi, and each of them with authority to act without the other, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of Jagged Peak, Inc. that the undersigned is entitled to vote at such Meeting or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of each of the Directors listed below and FOR Proposal 2.

1.	Election of Paul Demirdjian, Vincent Fabrizzi, Daniel Furlong and Primrose Demirdjian, as Directors for a one-year term ending in 2009;

☐ FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

(INSTRUCTIONS: To withhold authority to vote for any individual nominee,

write that nominee’s name on the space provided below:

2.	Approval of the Amended and Restated Jagged Peak, Inc. 2005 Stock Incentive Plan;

☐ FOR                                                                 ☐ AGAINST                                                         ☐ ABSTAIN

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

(see reverse side)

In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

Signature

Date

Signature

Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.